Exhibit 23b

                Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 1, 1996 included in VSE Corporation's Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this registration statement.

                                                    /s/  Arthur Andersen LLP


Washington, D.C.,
  October 31, 1996